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                                                                    EXHIBIT 99.3

                   PRO FORMA COMBINED CONDENSED FINANCIAL DATA


The Unaudited Pro Forma Combined Statement of Operations of Brooke Corporation for the fiscal year ended December 31, 2001 and the six month period ended June 30, 2002 (the "Pro Forma Statements of Operation"), and the Unaudited Pro Forma Combined Balance Sheet of the Company as of June 30, 2002 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the estimated effect of the acquisition of a 100% ownership interest in CJD and Associates, L.L.C. by Brooke Corporation. The Pro Forma Financial Statements do not reflect any increased revenues or cost savings from the CJD acquisition, or any synergies that may result from the acquisition, and there can be no assurance that any such synergies, revenue increases or cost savings will occur as a result of the acquisition. The Pro Forma Statements of Operations give pro forma effect to the CJD transaction as if it had occurred on January 1, 2001. The Pro Forma Balance Sheets give pro forma effect to the CJD transaction as if it had occurred on June 30, 2002.

The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of Brooke Corporation that would have actually been obtained had such transaction been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that Brooke Corporation believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of Brooke Corporation and CJD and Associates, L.L.C. and the notes thereto.

The Pro Forma Statement of Operations data for the year ended December 31, 2001 labeled "Brooke" are derived from, and are qualified by reference to, the audited financial statements filed as part of Brooke Corporation's 10KSB filing for the same period. The Pro Forma Statement of Operations data for the six month period ended June 30, 2002 labeled "Brooke" are derived from, and are qualified by reference to, the reviewed financial statements filed with Brooke Corporation's 10QSB filing for the same period. The Pro Forma Statement of Operations data for the year ended December 31, 2001 labeled "CJD" are derived from, and qualified by reference to, the audited financial statements of CJD and Associates, L.L.C. filed as an exhibit to this 8K filing. The Pro Forma Statement of Operations data for the six month period ended June 30, 2002 labeled "CJD" are derived from, and qualified by reference to, the unaudited financial statements of CJD and Associates, L.L.C. filed as an exhibit to this 8K filing. The Pro Forma Balance Sheet data as of June 30, 2002 labeled "Brooke" are derived from, and are qualified by reference to, the reviewed financial statements filed as part of Brooke Corporation's 10QSB filing for the same period. The Pro Forma Balance Sheet data as of June 30, 2002 labeled "CJD" are derived from, and qualified by reference to, the unaudited financial statements of CJD and Associates, L.L.C. filed as an exhibit to this 8K filing.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The

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actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent Brooke Corporation's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Brooke Corporation believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change and the final amounts may differ substantially.


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              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           (Year Ended June 30, 2002)


                                                    Brooke                CJD                Pro Forma          Pro Forma
                                                June 30, 2002        June 30, 2002          Adjustments          Combined
Operating income                                  $  18,062,078      $  2,246,377 (d)            (57,230)     $  20,251,225

Operating expenses                                   16,670,947         1,601,857 (b)             45,960         18,318,764

Other (income) expenses                                  80,281           (60,547)                                   19,734

Income tax expense (benefit)                            445,689                -- (c)            239,723            650,328
                                                                                  (b)            (15,626)
                                                                                  (d)            (19,458)
Net income (loss)                                       865,161           705,067                                 1,262,399

Net income (loss) per share: Basic                         1.03                                                        1.58
                             Diluted                       0.99                                                        1.48


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              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         (Year Ended December 31, 2001)


                                                     Brooke               CDJ                 Pro Forma           Pro Forma
                                                  Dec 31,2001        Dec 31, 2001            Adjustments          Combined

Operating income                                  $  24,494,157      $  3,077,441 (d)            (18,936)     $  27,552,662

Operating expenses                                                                                            $  25,744,934
                                                     23,270,947         2,382,067 (b)             91,920

Other (income) expenses                                 169,561           (26,112)                            $     143,449

Income tax expense (benefit)                            358,241                -- (c)            245,305      $     565,855
                                                                                  (b)            (31,253)
                                                                                  (d)             (6,438)
Net income (loss)                                       695,408           721,486                                 1,098,424

Net income (loss) per share: Basic                         0.91                                                        1.49
                             Diluted                       0.90                                                        1.41


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                 Notes to the Pro Forma Statement of Operations

a) The Pro Forma Statement of Operations assumes that the CJD and Associates, L.L.C. ("CJD") transaction occurred on January 1, 2001. For the purposes of the Pro Forma Statement of Operations, CJD's historical statements of operations were combined with Brooke Corporation's ("Brooke's") historical statement of operations for the corresponding periods.

b) The acquisition of CJD was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of CJD based upon their respective fair values as of the closing date based upon preliminary valuations and other studies which are not yet finalized. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. Pro forma adjustments for amortization expense of the cost in excess of the book value recorded as a result of the CJD acquisition are $91,920 and $45,960 for the periods ending December 31, 2001 and June 30, 2002, respectively. For pro forma purposes, a 15 year composite amortization life has been used. Income taxes are typically reduced from recording amortization expense which results in pro forma adjustments of $31,253 and $15,626 for the periods ending December 31, 2001 and June 30, 2002, respectively. For pro forma purposes, this income tax benefit was recorded based on the historical tax rate of 34% referenced in the footnotes to Brooke's audited December 31, 2001 financial statements and reviewed June 30, 2002 financial statements.

c) CJD is a limited liability corporation and CJD's shareholders are liable for payment of income taxes. As such, proforma adjustments of $245,305 and $239,723 have been made for the periods ending December 31, 2001 and June 30, 2002 respectively, to provide for income tax expense because no such expenses were recorded on CJD's historical statement of operations. For pro forma purposes, this income tax expense was recorded based on the historical tax rate of 34% referenced in the footnotes to Brooke's audited December 31, 2001 financial statements and reviewed June 30, 2002 financial statements.

d) The sellers are entitled to payments equal to 100% of profit sharing commissions received by the Company for the thirteen month period after closing. As such, pro forma adjustments of $18,936 and $57,230 have been made for the periods ending December 31, 2001 and June 30, 2002, respectively to eliminate profit sharing commissions from the commission income recorded on CJD's historical statement of operations. Income taxes are correspondingly reduced resulting in pro forma adjustments of $6,438 and $19,458 for the periods ending December 31, 2001 and June 30, 2002, respectively. For pro forma purposes, this income tax expense was recorded based on the historical tax rate of 34% referenced in the footnotes to Brooke's audited December 31, 2001 financial statements and reviewed June 30, 2002 financial statements.

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                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (JUNE 30, 2002)


                                                   Brooke              CJD                 Pro Forma         Pro Forma
                                                June 30, 2002     June 30, 2002           Adjustments         Combined
Cash                                               $  4,753,902       $    33,411 (b)      $    (524,816)      $  2,762,497
                                                                                  (a)      $  (1,500,000)
Accounts and notes receivable, net                    8,760,500         3,013,496                                11,773,996
Other current assets                                  4,597,369            34,513 (b)         (1,500,000)         3,131,882

  Current Assets                                     18,111,771         3,081,420                                17,668,375

Net property and equipment                            1,216,070           108,047                                 1,324,117
Other noncurrent assets                               2,389,161           130,308 (b)          1,416,779          3,936,248

  Total Assets                                       21,717,002         3,319,775                                22,928,740

Accounts payable                                      1,141,858           271,330                                 1,413,188
Premiums payable to insurance companies               1,971,048         2,369,189                                 4,340,237
Unearned buyer assistance plan fees                   1,270,697                --                                 1,270,697
Current maturities of long-term debt                  4,090,121                -- (a)         (1,500,000)         2,590,121
Other current liabilities                             1,119,737            71,219                                 1,190,956

  Current Liabilities                                 9,593,461         2,711,738                                10,805,199

Long-term debt                                        8,451,455                --                                 8,451,455
Other noncurrent liabilities                             46,399                --                                    46,399

  Total Liabilities                                  18,091,315         2,711,738                                19,303,053

Common stock                                            774,173                --                                   774,173
Preferred stock                                       2,078,867                --                                 2,078,867
Paid in capital                                       2,105,839                --                                 2,105,839
Treasury stock                                          (39,500)               --                                   (39,500)
Retained earnings                                    (1,325,966)               --                                (1,325,966)
Accumulated other comprehensive income                   32,274                --                                    32,274
Members' equity                                                           608,037 (b)           (608,037)                --

Total Liabilities and Stockholders' Equity           21,717,002         3,319,775                                 22,928,740



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                      Notes to the Pro Forma Balance Sheet

     a) As of June 30, 2002, Brooke Corporation ("Brooke") had recorded a $1,500,000 liability for a short term loan incurred for the purpose of making an earnest money deposit to the CJD and Associates, L.L.C. ("CJD") shareholders. Soon after consummation of the CLD acquisition, this loan was repaid from Brooke's cash reserve. Therefore, a pro forma adjustment of $1,500,000 has been made to reduce current maturities of long-tem debt and a pro forma adjustment of $1,500,000 has been made to reduce cash by the amount of the loan payoff.

     b) A total purchase price of $2,024,816 was paid by Brooke to acquire CJD. A pro forma adjustment of $524,816 has been made to reduce cash by the amount of additional payments made to CJD shareholders after June 30, 2002. Additionally, a pro forma adjustment of $1,500,000 has been made to reduce other current assets for the earnest money deposit paid to CJD shareholders before June 30, 2002. A pro forma adjustment has been made to record payment of the total purchase price of $2,024,816 by increasing noncurrent assets in the amount of $1,416,779 to reflect the acquisition cost in excess of CJD's book value of $608,037 and a pro forma adjustment of $608,037 has been made to eliminate CJD's book value, or membership equity.